SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒                            Filed by Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary proxy statement

☐	Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)(2)

☐	Definitive proxy statement

☒	Definitive additional materials

☐	Soliciting materials pursuant to Rule 14a-11(c) or Rule 14a-12

EQUUS TOTAL RETURN, INC.

(Name of Registrant as Specified in Its Charter)

Kenneth I. Denos, 2727 Allen Parkway, 13th Floor, Houston, TX 77019

(Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing fee for which the offsetting fee was paid previously. Identify the previous filing by registration number, or the form or schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule, or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

ADJOURNMENT NOTICE

Equus Total Return, Inc.

March 6, 2007

Dear Stockholder:

The Special Meeting of Stockholders of Equus Total Return, Inc. (the “Fund”) has been adjourned until Thursday, March 22, 2007 at 9:00 a.m., Central Daylight time, at Wortham Tower, Meeting Room 3, 2727 Allen Parkway, Houston, TX 77019. The adjournment will provide stockholders with additional time to register their vote with respect to Proposal 1. In Proposal 1, the Fund is requesting that stockholders authorize the offer and sale, or the issuance of rights to acquire, shares of the Fund’s common stock at a price below the current net asset value of such stock.

Sincerely,

Anthony R. Moore

Chief Executive Officer and Co-Chairman